Exhibit 10.10

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this "Amendment") dated as of January 9, 2017 (the "Effective Date") is by and among Evans & Sutherland Computer Corporation, a Utah corporation ("E&S") and Jonathan Shaw ("You" or the "Executive").

WHEREAS, you and E&S entered into that certain Employment Agreement, dated September 2, 2016 (the "Agreement"); and

WHEREAS, the parties hereto desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.
2. Amendment to the Agreement. As of the Effective Date, Section 1(a) of the Agreement shall be amended by deleting the second sentence in its entirety and replacing it with the following:
"In such position, you will have the duties and authority consistent with the duties and authority of a chief executive officer of a public company in the information technology industry of a size comparable to E&S."
3. Date of Effectiveness; Limited Effect. This Amendment is effective as of the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect, and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either party hereto that would require the waiver or consent of the other party. On and after the Effective Date, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import will mean and be a reference to the Agreement as amended by this Amendment.
4. Miscellaneous.
(a) This Amendment is governed by, and construed in accordance with, the laws of the State of Utah, without regard to the conflict of laws provisions of such State.
(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.
(c) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

E&S:

Evans & Sutherland Computer Corporation,
a Utah corporation

By:  /s/ L. Tim Pierce
        L. Tim Pierce, Board Chairman

EXECUTIVE:

By:  /s/ Jonathan Shaw
 Jonathan Shaw